
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund III and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                      40,587,011
<SECURITIES>                                         0
<RECEIVABLES>                                  138,367
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              43,137,470<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                43,137,470<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             7,585,090<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,806,886
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,778,204
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,778,204
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,778,204
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $2,580,803, net option premiums received of ($291,412) and due from DWR of $122,701.
<F2>Liabilities include redemptions payable of $680,730, accrued management fees of $142,387, common administrative expenses payable of $137,548, accrued brokerage commissions of $129,098 and accrued transaction fees and costs oif $12,349.
<F3>Total revenue includes realized trading revenue of $8,925,181, net change in unrealized of ($2,997,491) and interest income of $1,657,400.

